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                                                                    EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP


The Board of Directors and Shareholders
Insteel Industries, Inc.:

We consent to incorporation by reference in the registration statements on Forms S-8 (Nos. 33-01032, 33-40410, 33-35316, 33-61887, and 33-61889) of
Insteel Industries, Inc. of our report dated October 18, 1996, relating to the consolidated balance sheet of Insteel Industries, Inc. and subsidiaries as of September 30, 1996, and the related consolidated statements of earnings, shareholders' equity and cash flows and related schedule for the year then ended which report appears in the September 30, 1996 annual report on Form 10-K of Insteel Industries, Inc. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 1996 or performed any audit procedures subsequent to the date of our report.



                                        ARTHUR ANDERSEN LLP

Charlotte, North Carolina,
December 9, 1996.





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